U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                              APOLLO HOLDINGS, INC.
                 (Name of Small Business Issuer in Its Charter)

           Delaware                        7380
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)    Classification Code)         Identification
                                                                     Number)


(Address, Including Zip Code, and            (Name, Address, Including Zip Code,
Telephone Number, including  Area  Code,     and Telephone Number, including
of Registrant's Executive Offices)           Area Code, of Agent for Process)

 Copies of all communications, including communications to the agent for service of process, to:

                              JOSEPH SIERCHIO, ESQ.
                             SIERCHIO & COMPANY, LLP
                              150 EAST 58TH STREET
                            NEW YORK, NEW YORK 10155
                                 (212) 446-9500
                             -----------------------
               APPROXIMATE  DATE  OF  PROPOSED  SALE  TO  PUBLIC:
       As soon as practicable  after  this  registration  statement  becomes effective.
                              --------------------
If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective
Registration   Statement  for  the  same  offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933,
as  amended,  check  here:    [X]

CALCULATION  OF  REGISTRATION  FEE

Title Of Each Class Of            Number of Units To     Proposed Maximum     Proposed Maximum    Amount of
Securities To Be Registered         Be Registered       Offering Price Per   Aggregate Offering  Registration
                                                              Share                 Price             Fee
-------------------------------  --------------------  --------------------  ------------------  -------------
Units consisting of  1 share of           1,000,000    $             0.20(1) $          200,000  $          50
common stock and 1 Series A
Warrant
-------------------------------  --------------------  --------------------  ------------------  -------------
Series A Warrants                         1,000,000
Common Stock                              1,000,000(2)
-------------------------------  --------------------  --------------------  ------------------  -------------
Common Stock                              1,000,000(3) $              0.40   $          400,000  $          75
-------------------------------  --------------------  --------------------  ------------------  -------------
Total                                                                                            $         125
-------------------------------  --------------------  --------------------  ------------------  -------------

(1)     Calculated  in  accordance  with  Rule  457  under  the  Securities  Act  of  1933.
(2)     Common  stock  constituting  a  portion  of  the  unit.
(3)     Common  stock  issuable  upon  exercise  of  the  A  Warrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE  INFORMATION  IN  THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES,  IN  ANY  STATE  WHERE  THE  OFFER  OR  SALE  IS  NOT  PERMITTED.

                                   PROSPECTUS
                             Initial Public Offering

                              APOLLO HOLDINGS, INC.

     This is our initial public offering. We are offering a maximum of 1,000,000 units and a minimum of 500,000 units, each consisting of one share of common stock and one Series A warrant (every warrant entitles the holder to buy an additional share at $0.40 per share) at an offering price of $0.20 per unit.

     We are a development stage company engaged in the development of an Electronic-Commerce Technology Exchange.

          You should note, that prior to this offering, there has been no trading market for our common stock. No assurance can be given that a trading market will develop following completion of the offering.

           SEE "RISK FACTORS" BEGINNING ON PAGE 8  FOR A DISCUSSION OF
            MATERIAL ISSUES TO CONSIDER BEFORE PURCHASING ANY UNITS.

     The Units offered by this Prospectus have not been registered in the State of Florida and are being offered in Florida pursuant to an exemption from such regulations. Any sales of the Units in the State of Florida shall be voidable by the purchases of those Units within nine days after receipt of consideration by the escrow agent from those purchasers.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            Price to the Public       Maximum        Proceeds to the
                                    (1)           Commissions (1)      Company (2)
                           ---------------------  ----------------  -----------------
Per Unit                   $               0.20   $           0.00  $            0.20
-------------------------  ---------------------  ----------------  -----------------
Total 1,000,000 Units      $            200,000   $           0.00  $         200,000
-------------------------  ---------------------  ----------------  -----------------
Per Share of Common Stock  $               0.20   $           0.00  $            0.20
-------------------------  ---------------------  ----------------  -----------------
Total                      $               0.20   $           0.00  $            0.20
-------------------------  ---------------------  ----------------  -----------------

(1) We are offering the Units directly through our officers and directors on an all or none basis with respect to the 1,000,000 Units on a best efforts basis. The offering will end 120 days from the date of this prospectus unless it is terminated by us on such earlier date as we may deem appropriate or if extended by us for an additional 30 days, in our sole discretion and without notice.
(2) Does not include offering expenses of approximately $[0.00] or the proceeds that we would receive if all of the warrants were exercised. It also assumes that a 0% commission is paid with respect to all the Units.

              The  date  of  this  prospectus  is  April  4,  2001.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER OF THE 1,000,000 UNITS COVERED BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON SHARES IN ANY JURISDICTION TO ANY
PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                TABLE OF CONTENTS
Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . .   6
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Cautionary Note Regarding Forward-Looking Statements. . . . . . . . .  15
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Arbitrary Determination of Offering Price . . . . . . . . . . . . . .  17
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Management's Discussion and Analysis of Financial
  Condition and Results of Operations . . . . . . . . . . . . . . . .  23
The Market for Our Common Stock . . . . . . . . . . . . . . . . . . .  26
Security Ownership of Certain Beneficial Owners and Management. . . .  26
Directors, Executive Officers, Promoters and Control Persons. . . . .  27
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . .  28
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . .  28
Certain Relationships and Related Transactions. . . . . . . . . . . .  30
Description of Securities . . . . . . . . . . . . . . . . . . . . . .  31
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Where You Can Find Additional Information . . . . . . . . . . . . . .  32
Index to Financial Statements . . . . . . . . . . . . . . . . . . . .  F-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers. . . . . . . . . .  33
Item 25. Other Expenses of Issuance and Distribution. . . . . . . . .  33
Item 26. Recent Sales of Unregistered Securities. . . . . . . . . . .  33
Item 27. Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                                  Page 4 of 36

Item 28. Undertakings . . . . . . . . . . . . . . . . . . . . . . . .  34

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                               PROSPECTUS SUMMARY

     This summary highlights selective information from the prospectus, but does not contain all of the information that may be important to you. We encourage you to read the entire prospectus, including the section titled "Risk Factors" and our financial statements and the related notes, before making an investment decision to buy any Units.

APOLLO  HOLDINGS, INC.   We  are a Delaware corporation incorporated on November
                         12, 1999 under the name Apollo Holdings, Inc. to develop a e-commerce based business. On February 20, 2001, we acquired all the issued and outstanding shares of Net Tech Europe, Inc which changed its name to Power2Search, Inc. on March 24, 2001.

                         We maintain our principal office at 999 Third Ave., Suite 3800, Seattle, Washington 98104-4023; our telephone and facsimile numbers are Telephone 206-694-4605 Facsimile 206-521-9317

OFFERED: A minimum of 500,000 and a maximum of 1,000,000 units at a price of $0.20 per unit. Each Unit consists of (i) one share of common stock and (ii) one stock purchase warrant entitling the holder to purchase one share of common stock at a price of $0.40 per share. The warrants which are redeemable by us, permit the holder to purchase an additional share of common stock at a price of $0.40 per share. The minimum number of units you may purchase is 1,000. There is no maximum number if units you may purchase. We must sell 500,000 units in order to complete the offering. Pending the sale of 500,000 units all proceeds secured will be held in a non interest bearing escrow account and will be returned to investors in the event we do not sell 500,000 units. Since we may offer the units for a total of 120 days, your funds may be held in escrow for that period of time.

COMMON  STOCK
TO  BE  OUTSTANDING:     We  currently  have  4,000,000  shares  issued  and
                         outstanding. Following this offering there will be 4,500,000 shares outstanding if the minimum number of units is sold and 5,000,000 shares if the maximum of number of units is sold without giving effect to the exercise of the warrants.

USE  OF PROCEEDS:        The  proceeds  from  the  sale  of  the  units  in this
                         offering will be utilized to develop our Electronic-Commerce Technology Exchange and for the general expansion of our business. Please refer to the Use of Proceeds on Page 16.

TERM OF OFFERING:        120  days  (subject to our right to extend the offering
                         for an additional 30 days or to earlier terminate the offering, all without notice). We would expect to extend the offering if we have not sold at least
                         500,000 units in the first 90 days of the offering period.

LIMITED  STATE
REGISTRATION             We have registered or qualified the units for sale only
                         in the following jurisdictions: in the States of Delaware, Florida and New York in the United States, the Provinces of Alberta and Ontario in Canada and the countries of Germany, Spain and the United Kingdom.

                                  RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED BY ANY ONE OR MORE OF THE FOLLOWING RISKS.

WE ARE AN EARLY-STAGE COMPANY, WITH A VERY LIMITED OPERATING HISTORY. THIS WILL MAKE IT DIFFICULT FOR YOU TO EVALUATE OUR FUTURE PROSPECTS.

     We were organized on November 12, 1999. Since then, we have limited our activities to organizational, financing matters and to the development of our marketing strategy. Because of this limited operating history, it may be difficult for you to fully evaluate our business and our future prospects. Accordingly you should evaluate our prospects in light of the risks disclosed in this "Risk Factors" section, expenses and problems frequently encountered by companies that are in the early stages of development and that operate in new and rapidly changing markets. We may not successfully address any of these risks. If we do not successfully address these risks, our business would be seriously harmed.

THE MARKET FOR OUR TECHNOLOGY EXCHANGE IS AT AN EARLY STAGE EVOLUTION. ACCORDINGLY WE ARE NOT ABLE TO ASSESS THE VIABILITY OF SERVICES. LACK OF MARKET ACCEPTANCE AND GROWTH WILL ADVERSELY AFFECT OUR FUTURE PROSPECTS. WE NEED A CRITICAL MASS OF TECHNOLOGY BUYERS AND SELLERS TO IMPLEMENT OUR EXCHANGE.

     The market for Internet-based business-to-business applications and services is at an early stage of development. Our wholly owned subsidiary, Power2Search, is a web-based Business to Business ("B2B") Electronic Commerce Intellectual Capital Exchange that matches companies seeking technology with technologists who have solutions to offer through a highly integrated testing and validation suite. Corporations face "develop" versus "buy" decisions when considering the technology necessary to develop and manufacture their products. A substantial and growing number of new product ideas and needs go unrealized because companies can't find intellectual technology. If the companies decide to buy technology solutions to their problems then they would chose the Company as their rapid R&D path to commercial production. Our success depends on a significant number of organizations using the Company's exchange and services. Unless a critical mass of buyers and sellers of technology use our services we may not achieve widespread market acceptance and our business would be seriously harmed.

OUR GROWTH STRATEGY WILL REQUIRE SIGNIFICANT EXPENDITURES, AND OUR BUSINESS MAY NOT GENERATE SUFFICIENT REVENUES TO COVER THESE EXPENDITURES.

In order to develop our business, we expect that operating expenses, particularly research and development and marketing and sales expenditures, will require a large portion of our resources, approximately $55,000, including a significant portion of the proceeds, approximately $55,000, from the offering over the next 12 months. This high level of expenditures will have a negative impact on our profitability, especially in our early years of development. Moreover, if we are unable to generate revenues as a result of these investments in our business, we may never achieve or sustain profitability.

WE HAVE A HISTORY OF LOSSES AND EXPECT TO CONTINUE TO INCUR NET LOSSES FOR THE FORESEEABLE FUTURE.

     We have experienced operating losses since inception primarily attributive to startup costs . We incurred net losses of $9,000 and $0 respectively for the years ended December 31, 2000 and 1999. As of December 31, 2000 (unaudited), we had an accumulated deficit of $9,000. We expect to incur significant levels of expenditures for research and development, marketing and sales and general and administrative expenses, and consequently our losses may increase in the future. We expect to offer our services on a single-user-fee basis and on a monthly-based subscription fee and expects to earn commissions of 5% to 25% per completed transaction from the sale of technology or technology solutions. Additional revenue sources include advertising revenue, placement fees from our job placement service, subscriptions to our monthly technology newsletter and user fees from accessing our technology database. We will need to generate significant increases in our revenues to achieve and maintain profitability. We may not be able to sustain future growth rates. In fact we may not have any revenue growth, and our revenues could decline.

OUR OPERATING RESULTS MAY FLUCTUATE. IF WE FAIL TO MEET THE EXPECTATIONS OF THE PUBLIC MARKET ANALYSTS OR INVESTORS, THE MARKET PRICE, IF ANY, OF OUR COMMON STOCK MAY DECREASE SIGNIFICANTLY.

     Our quarterly operating results have varied significantly in the past and will likely vary significantly in the future. We believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of future performance. Our operating results will likely fall below the expectations of securities analysts or investors in some future quarter or quarters. Our failure to meet these expectations would likely adversely affect the market price of our common stock.

     Our operating results may vary. Factors that may affect our quarterly operating results may include the following: our ability to attract new users and to maintain customer satisfaction; our ability to keep our website up and running; our ability to manage the number of items listed on our website; our ability to control operating costs and capital expenditures; the amount and timing of expenditures necessary to upgrade and develop our systems and infrastructure to accommodate growth; our ability to successfully integrate future acquisitions; foreign, federal, state or local government laws and regulations; increased competition from existing competitors and new competitors; the number of trades completed on our website and their dollar value; the ability to provide a secure trading environment; our ability to quickly resolve technical difficulties or service interruptions; our ability to retain existing key employees and attract new personnel; costs associated with advertising in traditional media and on other websites and online services; the timing and success of our advertising and marketing campaigns; the acceptance of companies and technologists to purchase and sell technology using the Internet and the various online services; general economic conditions; the acceptance by our users of changes in our pricing policies or those of our competitors; our ability to maintain and enhance our relationships with our strategic partners and third party consultants; technological changes in our users' markets; deferrals by users of the exchange in anticipation of product enhancements or new products produced by their competition; exchange users' budget cycles and changes in these budget cycles.

     Our limited operating history and the emerging nature of the markets in which we compete make it difficult for us to forecast the level or source of our revenues or earnings accurately.

     During the next twelve months we intend to expand our levels of research and development, marketing and sales operations, develop new partnerships with solution providers and companies with technology for sale, further develop and refine our support capabilities and improve our operational and financial systems. Any decline in our future revenues or increase in operating expenses without a corresponding increase in operating revenues would have an adverse impact on our operating results.

WE HAVE LIMITED RESOURCES AND PERSONNEL WHICH MAY MAKE IT DIFFICULT FOR US TO IMPLEMENT OUR PLAN AND TO MANAGE GROWTH. SUCH FAILURE COULD RESULT IN SUBSTANTIAL SET BACKS IN OUR GROWTH AND POTENTIAL REVENUES.

     If we fail to adequately plan for and manage increases in the number of personnel employed, in the number of website users, in our facilities, systems procedures and internal controls could harm us. Unplanned growth could place a serious strain on our management, operational infrastructure and financial resources.

     As we increase the number of website users we must constantly add new hardware, update software and add new engineering personnel to accommodate the increased website usage. We must constantly upgrade and improve our transaction processing, operational and financial systems, procedures and controls. We must constantly upgrade the features of our website to make it more user friendly. These changes will reduce our operating margins and profits. Failure to add capacity as we increase the number of users could lead to our website becoming unstable or even ceasing to operate for periods of time leading to unhappy users and reduced future revenues.

     As we increase the number of website users it will be necessary to hire and train and manage additional customer support personnel. Failure to address customer support issues could lead to decreased use of our website. Current and future revenues could suffer.

EVEN IF WE ACHIEVE LEVELS OF REVENUE AND PROFITABILITY, WE MAY NOT BE ABLE TO MAINTAIN SUCH REVENUES AND PROFITABILITY IF WE CANNOT CONTINUE TO EXPAND OUR SERVICES AND CONTINUE TO DRAW MORE PERSONS TO OUR WEBSITE.

     Our ability to be profitable will depend on: the number of buyers and sellers using our website; the volume and dollar value of the transactions; the amount of subscription fees and, commissions earned on the sale of technology, advertising revenue, job placement fees and fees earned for the use of our database; the costs of constantly adding and upgrading hardware and software to maintain our website; our ability to not only create but increase our brand awareness; our ability to attract foreign buyers and sellers to our website.

     We will be investing heavily in research and development, marketing and promotion, customer support, development of our website and operating infrastructure development. The costs of these investments will reduce our margins and are expected to remain significant into the future. If we fail to meet our growth objectives, there is a downturn in the number of companies wanting to purchase and sell technology over the internet using online services, we are unable to increase our user fees or are forced to reduce them to match the competition, or if their is a sudden decline in our operating revenues and we do not scale back and reduce our operating and development expenses in time we may harm our profitability.

     We believe that period-to-period comparisons of our operating results are not necessarily meaningful and that our historical results should not be viewed as indications of our future performance.

WE EXPECT THAT WE MAY, IN PART, GROW THROUGH ACQUISITION OF OTHER COMPATIBLE BUSINESS VENTURES; SUCH ACQUISITIONS COULD RESULT IN OPERATING DIFFICULTIES AND OTHER HARMFUL CONSEQUENCES AS A RESULT OF FACTORS AND CIRCUMSTANCES PARTICULAR TO THE COMPANY ACQUIRED

     We may in the future acquire businesses, technologies, services or products that we believe are strategic to our future success. Integration of any future acquisitions may create unforeseen operating difficulties and expenditures.

     It is expected that any future acquisitions will, divert managements attention from current operations; lead to the possible restructuring of both existing business through down sizing and elimination of duplicate functions; result in the implementation of new controls, procedures and policies appropriate for a larger public company.

     The anticipated benefits of any future acquisitions or mergers may not be realized and may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all. Issuances of equity securities may be dilutive.

OUR  BUSINESS  MAY  BE  HARMED BY UNAUTHORIZED ACCESS OR ASSAULTS ON OUR SERVICE

     Our web servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any service interruptions, delays, loss of data or the inability to complete customer transactions would lead to, user dissatisfaction with our service; harm our reputation; may be very expensive to remedy; and lead to a reduction in our revenues.

OUR BUSINESS MAY BE HARMED BY THE LISTING OR SALE BY OUR USERS OF ILLEGAL TECHNOLOGIES

     The law relating to the liability of service providers for the activities of their users is currently unsettled. If we fail to prevent the unlawful sale or listing of certain technologies by the users of our service we may be subject to allegations of civil or criminal liability. To prevent our exposure to this liability, we will prohibit the listing of certain technologies. All technology provided for sale will be reviewed by our personnel prior to being posted on our web site. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful technologies, could harm our business, damage our reputation, reduce the value of our brand name, lead to the implementation of additional security features and reduce our profits.

OUR BUSINESS MAY BE HARMED BY THE LISTING OR SALE BY OUR USERS OF TECHNOLOGIES WHICH INFRINGE THIRD-PARTY COPYRIGHTS, TRADEMARKS AND TRADE NAMES OR OTHER INTELLECTUAL PROPERTY RIGHTS

     It is possible that certain items listed or sold on our service by our users may infringe third-party copyrights, trademarks and trade names or other intellectual property rights. Any costs incurred as a result of allegations of infringement of third-party copyrights, trademarks and trade names or other intellectual property rights could harm our business, damage our reputation, reduce the value of our brand name, lead to the implementation of additional security features or reduce our profits.

OUR BUSINESS MAY BE HARMED BY FRAUDULENT OR DECEPTIVE ACTIVITIES OR REPRESENTATIONS ON OUR WEBSITE

     The future success of our service will depend upon sellers accurately representing their listed technologies or technology solutions and buyers paying the agreed purchase price. Fraudulent or deceptive conduct by our users could result in the injured party requesting reimbursement, threaten or commencement of legal action against us. Any findings of fault on our part could harm our business, damage our reputation, reduce the value of our brand name, lead to the implementation of additional security features or reduce our profits.

OUR  BUSINESS  MAY  BE  HARMED  BY  INFORMATION DISSEMINATED THROUGH OUR SERVICE

     There are relatively few federal, state and local laws specifically directed towards companies conducting business on the Internet. Currently, laws and regulations relating to the Internet are being debated at the state and federal levels in the United States and in other countries and it is possible that new laws and regulations will be adopted with respect to the Internet and online services. We expect these laws and regulations to cover issues such issues as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Presently there is uncertainty concerning the application of existing laws and regulations governing such issues and concerns as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. With the exception of the recently passed Digital Millennium Copyright Act in the United States existing laws and regulations were passed prior to the advent of the Internet and in most cases have not been interpreted by the courts with respect to their application to the Internet and it's related technologies. Court awarded damages for liable as a result of information provided by our users and carried on our service, could harm the our business, damage our reputation, reduce the value of our brand name, lead to the implementation of additional security features or reduce our profits.

OUR  INABILITY  TO  EXPAND  OUR  SYSTEMS  MAY  LIMIT  OUR  GROWTH

     Performance, reliability and availability of our website processing systems and network infrastructure are critical to our reputation, our ability to attract and retain large numbers of users and our profitability. Our revenues depend on the volume of website traffic, the number of transactions completed, the dollar value of the transactions completed, the number and quality of technology sellers and solution providers we sign up, advertising, job placement fees, and fees charged for access to our technology database. Revenue growth is dependent on our ability to generate and attract increasingly higher volumes of website traffic and higher volumes of user transactions successfully completed. We must continually upgrade its services by expanding and upgrading our technology, hardware, software, transaction processing systems, billing and accounting systems and our network infrastructure. Should we be unable to continually upgrade it's technology, transaction processing systems, network infrastructure, hardware or software to accommodate increased traffic and transactions then we could be subject to unanticipated system disruptions and slower response times. Failure to expand and upgrade our systems could harm our business, damage our reputation, reduce the value of our brand name, lead to the implementation of additional features or reduce our profits.

OUR  BUSINESS  MAY  BE  HARMED  BY  SYSTEM  FAILURES

     Unscheduled interruption in our service would result in an immediate loss of revenues, place additional burdens on our technical and customer support staff, lead to customer questions and complaints and possibly cause users to switch to our competition if the service interruptions become to frequent. Frequent or persistent system failures, could harm our business, damage our reputation, reduce the value of our brand name, require the expansion and upgrading of technology, hardware and software to increase system reliability and redundancy and reduce our profits.

     We expect to rely on outside companies to expand, manage and maintain the computer and communications equipment and software needed for the day-to-day operations of our web site. Interruptions to the third party systems and services can result from earthquakes, floods, fires, power loss, telecommunication failures, break-ins, sabotage, intentional acts of vandalism and similar misconduct. We do not expect to maintain fully redundant systems or alternative providers of hosting services as backup in the event of service interruptions to the third party services, computer and communications equipment and software. Furthermore, we do not intend to carry business interruption insurance sufficient to compensate us for losses that may occur as a result of the system interruptions of services provided by third party systems and services. Any system interruptions in the services provided by these third parties could harm our business, damage our reputation, reduce the value of our brand name, require the switching of the services from existing third parties to new third parties or performing the services in house, require the addition and upgrading of our technology, hardware and software to increase system reliability and redundancy and reduce our profits.

IF A MARKET WERE TO DEVELOP FOR OUR STOCK, IT IS LIKELY THAT OUR STOCK PRICE WOULD BE EXTREMELY VOLATILE

     There is no market for our stock. During the last several years the trading prices of Internet stocks in general have experienced extreme price and volume fluctuations. In many cases the valuations of a companies' stock have been unrelated or disproportionate to the operating performance of the company based on conventional valuation standards such as price-to-earnings and price-to-sales ratios. Accordingly, future fluctuations in our stock price may be unrelated to our operating performance but vary as a result of general political and economic conditions and the public's perception of the prospects of Internet e-commerce companies in general. Securities class-action litigation has often been instituted against companies whose market price has declined. Defending ourselves against securities class-action litigation would be costly and time consuming.

OUR  BUSINESS  IS  DEPENDENT  ON  THE  CONTINUED  GROWTH  OF  ONLINE  COMMERCE

     Our future revenues and profits are dependent upon the widespread acceptance of the Internet and online services as a medium for commerce.
Consumers concerns about fraud, privacy and other problems may reduce the attractiveness of the Internet and e-commerce as a means of conducting commerce. E-commerce intellectual capital exchanges are a recent phenomenon and market acceptance is highly uncertain. We must continually expand our consumer base by appealing to consumers who have historically used traditional means of commerce to purchase and sell intellectual capital. Our business could be harmed, our reputation damaged, the value of our brand name diminished and our net revenues and profits reduced if current and future consumers fail to be as active as former consumers, we fail to attract new consumers, or we are unable to gain efficiencies in our operating costs.

OUR  BUSINESS  MAY  BE  SUBJECT  TO  SALES  AND  OTHER  TAXES

     We do not intend to collect sales or other similar taxes on the sale of goods and services offered through our e-commerce service. It is possible that individual states in the United States and foreign countries could seek to impose sales tax collection obligations on e-commerce companies such as ours that engage in or facilitate online commerce. In 1998, the U.S. federal government enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years. This tax moratorium does not prohibit the Internal Revenue Service or individual states from collecting taxes on our future income, if any, or from collecting taxes that are due under existing tax rules. Our business could be harmed if we were found liable or becomes liable for the collection of sales or other taxes by one or more states or foreign countries.

OUR  BUSINESS  IS  DEPENDENT  ON  KEY  PERSONNEL

     Our present and future performance and thus net revenues and profit are dependent on the our ability to attract, retain and motivate our officers and key employees. Mr. David Jenkins currently devotes and is expected to devote only 50% of his time to the business. The loss of the services of any of our executive officers or other key employees as a result of acquisitions, changes in corporate direction, corporate down sizing, changes in compensation levels or reporting relationships could harm our business, increase our costs, reduce our net revenues and profits. Our future success also will depend on our ability to attract, train, retain and motivate highly skilled technical, managerial, marketing and customer support personnel. We do not currently have nor expect in the future to have long-term employment agreements with any of our key personnel, and we will not maintain any "key person" life insurance policies.

     The competition for engineers and other professionals in the Internet and high technology sectors is very competitive. The present and perceived future value of stock options awarded as part of one's compensation package often plays a role in making employment decisions. Fluctuations in our stock price may make it more difficult for us to successfully attract, integrate or retain sufficiently qualified personnel.

OUR  BUSINESS  WILL  BE  SUBJECT  TO  ONLINE  COMMERCE  SECURITY  RISKS

     The secure transmission, storage and eventual use of confidential information transmitted over the Internet are one of the main barriers to the advancement of e-commerce. We will rely on third party licensed encryption and authentication technology to provide the security and authentication technology necessary to effect secure transmission and storage of confidential information. However, advances in computer capabilities and cryptography may result in a compromise or breach of our security and lead to misappropriation of confidential customer information, misappropriation of our proprietary technology or even cause interruptions in our service. We may be unable to prevent the security breaches. Any such compromise of our security could harm our business, damage our reputation, expose us to a risk of loss or litigation, the possible of liability, cause interruptions in our operations, reduce the value of our brand name, lead to costly upgrades of equipment and software and reduce our net revenues and profits.

OUR  BUSINESS  IS  CONTROLLED  BY  CERTAIN  STOCKHOLDERS

     Our sole director, David Jenkins, owns a majority of our outstanding common stock. As a result, the director has the ability to control the company and direct our affairs and business, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company and may make some transactions more difficult or impossible without the support of these stockholders. Moreover, the shares owned by Mr. Jenkins may be subject to resale under Rule 144 following the closing of the offering; resale, if any, may have a depressing effect on the price of our stock (assuming a trading market has developed).

WE HAVE NOT COMMISSIONED ANY INDEPENDENT MARKET STUDIES OUR ANALYSIS OF THE POTENTIAL MARKET AND MARKETING STRATEGY HAS NOT BEEN CONFIRMED

All of our corporate strategies are based upon analysis of available information by our management. We have not commissioned a formal market or feasibility study with regard to a web-based intellectual capital exchange. Rather, estimates as to projected revenues and usage of a web-based intellectual capital exchange were made by the officers and directors. A formal market study might serve to further refine estimates made by we. Due to the cost and delay inherent in obtaining such a market study, we have determined to proceed on the basis of our own estimates.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

     These forward-looking statements include, without limitation, statements about: our market opportunity; our strategies; competition; expected activities and expenditures as we pursue our business plan; and the adequacy of our available cash resources.

     These statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, (iii) the Internet and Internet commerce and (iv) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

     THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH PROVIDES A "SAFE HARBOR" FOR SIMILAR STATEMENTS BY EXISTING PUBLIC COMPANIES, DOES NOT APPLY TO THIS OFFERING.


                                 USE OF PROCEEDS

     The units are being offered directly by us on an all or none basis with respect to the first 500,000 units and on a best efforts basis with regard to the remaining units. The units will be sold on a first come-first serve basis. The minimum investment by an individual investor is $200 or 1,000 units. The gross proceeds from the offering will be $100,000 if the minimum number of units is sold and $200,000 if the maximum number of units is sold.

     Except as described in this prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.

     The following table sets forth our intended use of proceeds (without giving effect to the exercise of any warrants) depending on whether the minimum (50% of the offered Units), 75% of the offered Units or maximum number of units is sold:

Category                Minimum  *       75%        Maximum
                        ($100,000)   ($150,000)   ($200,000)
                        -----------------------------------
Costs of this Offering  $        0  $        0   $        0

Research & Development  $   45,000  $   68,000   $   75,000

Equipment               $    5,000  $   10,000   $   30,000

Sales and Marketing     $   10,000  $   25,000   $   40,000

General Administration  $   25,000  $   25,000   $   25,000

Legal and Accounting    $   10,000  $   15,000   $   20,000

Working Capital         $    5,000  $    7,000   $   10,000

TOTAL                   $  100,000  $  150,000   $  200,000

---------
*  Represents  Phase  1

     Except as described in this prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or any of their respective affiliates.


                    ARBITRARY DETERMINATION OF OFFERNG PRICE

     There is no trading market for our common stock. The initial offering price of $0.20 per Unit has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

-    The  lack  of  trading  market
-    The  proceeds  to  be  raised  by  the  offering
- The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders


                                    DILUTION

     The difference between the public offering price per share and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding Units of Common Stock. Dilution arises mainly from the arbitrary decision by a company as to the offering price per share. Dilution of the value of the Units purchased by the public in this offering will also be due, in part, to the lower book value of the Units presently outstanding, and in part, to expenses incurred in connection with the public offering.

     Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At December 31, 2000, we had a net tangible book value of $11,000 or $0.00per share.

     After giving effect to the sale of the 1,000,000 Units being offered at an initial public offering price of $0.20 per share and after deducting estimated expenses of this offering of $0.00, our adjusted net tangible book value at December 31, 2000 after the offering would have been 211,000 or $0.04 per share, representing an immediate increase in net tangible book value of $0.04 per share to the existing shareholders and an immediate dilution of $0.16 or 80% per share to new investors.

     The following table illustrates the above information with respect to dilution to new investors on a per share basis assuming the minimum, 75% or the maximum number of units sold:

                                                   Minimum       75%    Maximum

Initial public offering price                      $100,000   $150,000  $200,000
Pro forma net tangible book value at December 31,  $111,000   $161,000  $211,000
2000
Increase in pro forma net tangible book value $100,000 $150,000 $200,000 attributed to new investors
Adjusted pro forma net tangible book value after $111,000 $161,000 $211,000 offering
Dilution to new investors                          $   0.18   $   0.17  $   0.16


                           DESCRIPTION OF THE BUSINESS

THE  COMPANY

     Apollo Holdings, Inc. was incorporated on November 12, 1999 as a Delaware corporation for the purpose of developing an e-commerce business venture. On February 20, 2000 the Company acquired all the issued and outstanding shares of Net Tech Europe, Inc., which was a non-operating, privately held corporation, for the purpose of implementing the Company's business plan through a wholly-owned subsidiary.

OUR  BUSINESS

     Power2Search is currently developing a Web-based Business to Business ("B2B") Electronic Commerce Intellectual Capital Exchange, which uses the global Internet to connect and match people and companies seeking technologies with technologists who have solutions to offer. The exchange will assist companies in managing complex engineering projects and product research and development by outsourcing solutions to their problems. Power2Search helps demand find supply.

Power2Search will offer it users, companies, universities, government agencies, venture capitalists, investors and technologists the following services on a 24x7 basis through a unique, proprietary, graphics-based website:
     - Intellectual property in the form of patents/copyrights plus the know-how and ability to convert it into solutions are offered for sale or license;
     - A technology exchange where organizations or individuals can post details of their projects and request solutions to the technology they need;
     - An online forum whereby technical professionals can discuss technologies and exchange ideas (newsroom or chat group);
     -    An  employment  opportunities  marketplace;
     - An online forum which provides a send/receive service that allows users to collaborate on particular problems by making the same data available to multiple users;
     - Provide a technology database and custom archival system for organizations or individuals to store their ever increasing amounts of intellectual technology;

     - Provide a research function that permits investigators to examine and analyze various ideas and technologies stored in our database;
     - Provide information to the membership on the latest technology advances in the form of monthly emails and news letters.
     The exchange's users will have a secure, affordable environment to share and develop their innovative thinking. In the past, lack of access to companies possessing technology assets for sale or license and lack of financial resources to research, develop and market new technologies and products prevented the majority of new ideas from entering the market place. With the help of technology and the Internet, we have eliminated these barriers.

     We will offer our services on a single-user-fee basis and on a monthly-based subscription fee.

     We expect to achieve high-gross-margin transactions based commissions of 5% to 25% per completed transaction by matching project need with project solution. Traditional B2B exchanges charge fees of about 1% per completed transaction.

     Additional revenue sources will be provided by advertising, placement fees from our job placement service, subscriptions to our monthly technology newsletter and user fees from accessing our technology database.

GROWTH  OF  THE  INTERNET  AND  ONLINE  COMMERCE

          The Internet has emerged as a global medium enabling millions of people worldwide to share information, communicate and conduct business electronically. International Data Corporation ("IDC") estimated that the number of Web users would grow from approximately 150 million worldwide in 1998 to approximately 500 million worldwide by the end of 2003.

     The growing adoption of the Web represents, in our view, an enormous opportunity for businesses to conduct commerce over the Internet. IDC estimated that commerce over the Internet would increase from approximately $40 billion worldwide in 1998 to approximately $900 billion worldwide in 2003.

THE  INTELLECTUAL  TECHNOLOGY  MARKET

     Traditionally technology assets developed and owned by corporations were and are underutilized. We are living in an economy characterized by new technologies, globalization, and an ever-increasing emphasis on intangible assets. New technologies are creating new transactions and new markets, and this is giving rise to new opportunities and new risks. The Internet is accelerating the globalization trend, as knowledge is created and exchanged. The focus of the New Economy is on knowledge with a premium awarded to firms demonstrating a capability for speed, flexibility, innovation, and the ability to connect.

INTELLECTUAL  CAPITAL

Intellectual  Capital  is  divided  into  three  categories:
     -    Human  Capital:  experience,  know  how,  skills,  creativity;

     - Intellectual Assets: programs, inventions, processes, databases, methodologies, documents, drawings, designs; and
     -    Intellectual  Property: patents, copyright, trademarks, trade secrets.

     Companies are constantly assessing and valuing their tangible assets such as buildings, machinery, cash and so forth. However, they often fail to assess and determine a value for the experience, know how, skills and creativity of their workers. In an information society, such intangible assets may represent significant competitive advantage.

     A substantial and growing number of new product ideas and needs go unrealized because companies can't find intellectual technology. The average corporation markets only 20 - 30 % of it's technological assets. Intellectual technology exists but until now there has been no market mechanism to connect companies that need the intellectual capital with the people and organizations who possess it. Lack of financial or marketing and sales resources often prevent companies from capitalizing on their in house technology and marketing their intellectual assets and intellectual property.

COMPETITION

     Web-based intellectual capital exchanges for technology are a new and rapidly evolving area. We expect competition to intensify in the future as barriers to setting up an intellectual capital exchange are relatively low and current and new competitors can launch new sites at nominal cost using commercially available software. We currently face competition from Yet2.com, HelloBrain.com, PricewaterhouseCoopers' Intellectual Property Exchange, Manning and Napier Information Services, KnowledgeExpress.com, Knexa.com, DaVinci-Online.com, PatentAuction Inc, Intellectual Property Technology Exchange, a joint venture between IBM and Internet Capital Group, Uventures and Patent & License Exchange, Brightidea.com, Idea Exchange and Ideas.com.

     Some  of  our  current  and  potential  competitors  have:
     - longer operating histories, larger customer bases and greater brand recognition than the Company has;
     - have significantly greater financial, marketing, technical and other resources;
     - may be acquired by, receive investments from or enter into other commercial relationships with larger well established and well financed companies;
     - may be able to devote more resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we are able to do. Increased competition may result in loss of market share and diminished value of our brand.

LISTING  OR  SALE  BY  THE  EXCHANGE'S  USERS  OF  UNLAWFUL  TECHNOLOGIES

     The law relating to our liability for the activities of it's Internet users is currently unsettled. We are aware that certain technologies may be subject to regulation by local, state or federal authorities. We will make every effort to prevent the listing and sale of unlawful technology on its website. All technologies offered for sale, license or as solutions to technology problems will be reviewed by our personnel. Our failure to prevent the sale of unlawful technologies, or the sale of technologies in an unlawful manner may subject us to allegations of civil or criminal liability for unlawful activities of the exchange's users. We may be forced to implement additional protective measures in the future. These protective measures could require the expenditure of substantial amounts of money and lead to the discontinuing of the listing of certain types of technologies offered for sale, license or as solutions to technology problems. These additional protective measures may reduce future revenues. Our business could be harmed by any costs incurred as a result of the courts finding us liable or if liability was asserted as a result of the sale of unlawful technologies or the unlawful sale of technology by the users of its services.

NEW  AND  EXISTING  REGULATION  OF  THE  INTERNET

     There are relatively few federal, state and local laws specifically directed towards companies conducting business on the Internet. Currently, laws and regulations relating to the Internet are being debated at the state and federal levels in the United States and in other countries and it is possible that new laws and regulations will be adopted with respect to the Internet and online services. We expect these laws and regulations to cover issues such issues as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Presently there is uncertainty concerning the application of existing laws and regulations governing such issues and concerns as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. With the exception of the recently passed Digital Millennium Copyright Act in the United States existing laws and regulations were passed prior to the advent of the Internet and in most cases have not been interpreted by the courts with respect to their application to the Internet and it's related technologies.

     The Internet is global in nature and does not recognize countries or borders. If we are to make our e-commerce intellectual capital technology exchange truly international then we will be expected to comply with International laws and regulations. Compliance with these laws and regulations may be costly and may require us to change its business practices or restrict service offerings relative to those it offers in the United States. Failure to comply with foreign laws and regulations could subject us to penalties ranging from fines to bans on its services.
Employees:

     As of December 31, 2000, we had 2 full time employees and 3 part time consultants on an as when needed basis. During the next twelve months we intend to recruit key personnel, particularly in the areas of research and development, marketing and sales. We also expect to recruit several third party consultants to provide hardware, software and services that are required to manage, maintain and expand the computer and communications equipment and software needed for our day-to-day operations. Services provided by these third party consultants will include managing our web server, maintaining communication lines, managing network data centers which are the locations on our network where data is stored and providing security.

DESCRIPTION  OF  POWER2SEARCH  -  THE  INTELLECTUAL  CAPITAL  EXCHANGE

     The Power2Search trading platform is an Internet-based, centralized trading environment that facilitates the buying and selling of intellectual technology by matching companies seeking technology with technologists who have solutions to offer.

     Our  intellectual capital exchange will be made up of the following groups,
(i) the seller - companies, government departments, universities or individuals who have pre-existing intellectual property for sale or license, or a willingness to develop it (ii) the buyer - companies, government departments, universities or individuals needing specific solutions to technology problems or wishing to purchase or license technology as a result of limited financial or research and development resources (iii) technical professionals - Individuals (scientists, engineers, managers) who wish to discuss new technologies and exchange ideas or offer their services.
     The intellectual capital exchange will be organized under the following components (i) a Buyers Section - buyers of technology post the details of their research and development projects and specify the technology they need or request possible solutions to technical problems, (ii) a Sellers Section - where technology sellers can license and market their proprietary technology and intellectual property or post solutions to technology problems and (iii) an open forum section - where buyers and sellers can communicate with each other to work towards a possible solution to the buyers technology problem and technical professionals (scientists, engineers, managers) can discuss technologies and exchange ideas in an open forum (news room or chat group) and offer their services.

HOW  THE  EXCHANGE  WORKS

     The Power2Search exchange differs from an internet-based patent database because patent abstracts are designed to protect an idea from infringement. They actually obscure the technology, making it difficult for potential buyers to imagine relevant applications. Conversely, our exchange features or will feature functional abstracts written in plain English to market the technology. Secondly, technologies offered for sale or license are groups of patents, know-how or other information that are already pre-screened and packaged by the owner for license or sale. Power2Search's adds value to the exchange transaction by providing online evaluation, collaboration, verification, delivery and protection tools.

     A company seeking to purchase an existing technology or solution to a specific research and development problem (the "Buyer") will first register with the exchange providing basic contact information. Since confidentiality is important the Buyer will remain anonymous to potential solution providers, though not to Power2Search. The Buyer will complete and submit a request for proposal or request for a solution to a technology problem, providing a summary or abstract of the project along with relevant information on the project and about the buyer. Power2Search will employ specialists to review the details of the buyers project description for both clarity, credit worthiness and to ensure the request's legality in terms of copyrights, end use and patent laws. The buyer's project is then posted on the Power2Search site, after being classified and indexed along with the specifications of its requirement and the price the buyer is willing to pay for a solution to its technical problem. When the technology buyer submits his request he will forward the proposed payment to us, which we will hold in escrow. We will search it's worldwide database of potential solution providers to determine if there is a possible match.
Potential solution providers will then be emailed and asked if they are interested in providing a solution to the buyer's technology problem. Potential solution providers (the "Sellers") submit their solutions to us. Potential sellers will be able to communicate with the buyers, anonymous to each other, to discuss technologies, ask for clarifications, further details or exchange ideas. Power2Search will submit the solutions to the buyer who will select the one that best fits its requirements. If the buyer accepts the solution then we will release payment to the seller from the escrow account.

     Companies or individuals seeking to provide technology for sale or act as solution providers would register with the exchange providing complete background details including contact details, details concerning their expertise, areas of specialization, education and experience. Power2Search would use the information to automatically alert the company or individual when a new project is posted in their area of interest.

     Other  services  to  be  offered  by  us  include:
     - an online forum whereby technical professionals can discuss technologies and exchange ideas (newsroom or chat group);
     -    a  employment  opportunities  marketplace;
     - an online forum which provides a send/receive service that allows users to collaborate on particular problems by making the same data available to multiple users;
     - a technology database and custom archival system for organizations or individuals to store their ever increasing amounts of intellectual technology;
     - a research function that permits investigators to examine and analyze various ideas and technologies stored in the our database;
     - monthly emails and news letters providing information to the membership on the latest technology advances.

     Our B2B e-commerce, intellectual capital exchange offers a number of important benefits to organizations and individuals that visit the web site or participate as partners such as:
     - corporations directly increase profitability by extracting value from undervalued or unused technologies,
     - corporations can increase shareholder value and return on their investment,
     - company's R&D departments can focus their spending on core competencies while out-sourcing other technologies,
     - companies can bring products to market more rapidly while reducing development costs, and
     - scientists and technologists can share innovation across corporate and industry boundaries, around the world.

     We will establish and expand its relationships with leading corporations, universities and government agencies throughout the world encouraging them to pledge technology assets from every field of human endeavor.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion of our financial condition and results of operations should be read in conjunction with the Consolidated Financial
Statements and Notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

 PLAN  OF  OPERATION
--------------------

     The Power2Search was incorporated to use the internet for what it does best, find a way to connect people with ideas on a 24 x 7, global basis and thus speed time to market for new products and find the increasingly scarce engineering talent to get the job done. We intend to provide an efficient forum that provides a highly interactive and tightly integrated testing and validation suite, which matches companies seeking technologies with technologists who have solutions to offer. The success of our B2B e-commerce intellectual capital technology exchange will depend largely on the development and maintenance of our exchange and the ability to attract both the buyers and sellers of intellectual property in the form of patents/copyrights plus the know-how and ability to convert it into solutions.

     During  the  next  twelve  months  we  intend  to:
     -    develop  the  exchange's  trading  platform  and  infrastructure,
     -    sign  up  technologists  and  solution  providers,
     - build awareness of our B2B technology exchange through aggressive marketing efforts of its brand name which is critical to expanding our user base and maintaining the vitality of the Power2Search community,
     - recruit key personnel, particularly in the areas of research and development and marketing and sales, and
     - recruit several third party consultants to provide hardware, software and services required to manage, maintain and expand the computer and communications equipment and software needed for the day-to-day operations. Services provided by these third party consultants will include managing our web server, maintaining communication lines, managing network data centers which are the locations on our network where data is stored and providing security.

     The initial twelve-month development phase is expected to cost $100,000. Phase two is expected to take three months and cost approximately $100,000. Phase three is expected to take six months, cost approximately $550,000 and consist of further beta testing and development of the exchange, purchase and customization of additional hardware and software, continued signing up technologists  and  solution  providers  and  conducting an aggressive marketing effort  to  build  its  user  base  and  its  brand  name  by:
     -    advertising  in  targeted  publications,
     -    strategic  advertising  and  sponsorship  placements  on  high traffic websites,
     -    radio  advertising  campaigns,  and
     - active participation in other forums such as selected trade shows. These traditional and online media placements and word of mouth advertising will give us frequent and high visibility media exposure both nationally and locally.

     Unless the offering is completed, we will not have sufficient working capital to: (i) pay its administrative and general operating expenses through December 31, 2001; and (ii) develop the exchange's trading platform and infrastructure. Without cash flow from operations, we will need to obtain additional funds, through private placement equity offerings and/or debt borrowing in order, if warranted, for the development and maintenance of our exchange forum. Failure to obtain such additional financing may result in our failure to develop its exchange-trading forum. We have no agreements or understandings with any person as to such additional financing.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. We are currently analyzing the potential impact of SFAS No. 133 on our results of operations, financial position and cash flows upon the adoption of this standard.

     In October 1999, the Chief Accountant of the Securities and Exchange Commission required that the Financial Accounting Standards Board Emerging Issues Task Force, or the EITF, address a number of accounting and financial reporting issues that the Securities and Exchange Commission believes has developed with respect to Internet businesses. The Securities and Exchange Commission identified twenty issues for which they believed some form of standard setting or guidance may be appropriate either because (i) there appeared to be diversity in practice or (ii) the issues are not specifically addressed in current accounting literature or (iii) the Securities and Exchange Commission staff is concerned that developing practice may be inappropriate under generally accepted accounting principles. Many of the issues identified by the Securities and Exchange Commission, including those, which address barter and revenue recognition, are potentially applicable to us. Although the EITF has begun to deliberate these issues, formal guidance has not been issued to date for the majority of them. In addition, in December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which is required to be implemented in the quarter ended December 31, 2000. Although we believe our historical accounting policies and practices conform with generally accepted accounting principles, there can be no assurance that final consensus reached by the EITF on the Internet issues referred to above, or other actions by standard setting bodies, will not result in changes to our historical accounting policies and practices or to the manner in which certain transactions are presented and disclosed in our consolidated financial statements. We do not expect the adoption of SAB No. 101 to have a significant impact on our net results of operations, financial position or cash flows.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK

     We are exposed to equity price risks on the marketable portion of our equity securities.

     The carrying values of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and notes payable, approximate fair value because of the short maturity of these instruments. The carrying value of other long- term debt approximates its fair value, as estimated by using discounted future cash flows based on our current incremental borrowing rates for similar types of borrowing arrangements.
     We have historically had very low exposure to changes in foreign currency exchange rates, and as such, have not used derivative financial instruments to manage foreign currency fluctuation risk. As we expand globally, the risk of foreign currency exchange rate fluctuation may dramatically increase. Therefore, in the future, we may consider utilizing derivative instruments to mitigate such risks.

LEGAL  PROCEEDINGS
------------------

     We are not a party to any pending legal proceeding nor are we aware of any threatened legal action against us.

FACILITIES

     We maintain our principal office at 999 Third Ave., Suite 3800, Seattle, Washington 98104-4023; our telephone and facsimile numbers are Telephone 206-694-4605 Facsimile 206-521-9317.


                         THE MARKET FOR OUR COMMON STOCK

     Currently there is no market for the common stock. No assurance can be given that a market for our common stock will develop after the offering. If a market were to develop it most likely will be either on the NASD over the counter Bulletin Board or the "Pink Sheet" markets. We have no arrangements with any third party regarding any such trading market.

     As of December 31, 2000, 3 shareholders owned 4,000,000 shares of our common stock.

     Except for the warrants that are part of the Units, we have no warrants or options to acquire shares of our common stock outstanding.

DIVIDENDS

     We have not declared any dividends since inception, and have no present intention of paying any dividends on our common stock in the foreseeable future. The payment by us of dividends, if any, in the future, rests within the discretion of the Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. Currently we do not expect to pay any dividends.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2000 by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding common stock; (ii) each of our directors and officers; and (iii) all of our directors and officers as a group. As at December 31, 2000 there were 4,000,000 shares of common stock issued and outstanding.

                                                                    Approximate
Name and Address                           Amount of               Percentage of
of Beneficial Owner                 Beneficial Ownership (1)  Total Voting Securities
----------------------------------  ------------------------  ------------------------

J Capital Partners, Limited                     1,250,000(1)                    31.25%
150 East 58th Street, 25th Floor
New York, NY 10155

Riparian Investments, Inc.                      1,250,000(1)                    31.25%
150 East 58th Street, 25th Floor
New York, NY 10155

Officers and Directors
----------------------

David E. Jenkins                                1,500,000(1)                    37.50%
999 3rd Ave., Suite 3800
Seattle, Washington 98104-4023

Officers and Directors as a group               2,750,000(1)                     68.7%
  (1person)


(1) Unless indicated otherwise, each beneficial owner has direct ownership of the shares indicated. The beneficial owner of J Capital Partners, Limited is David Jenkins, an officer and director of the Company. The beneficial owner of Riparian Investments, Inc. is Marilyn Jenkins, wife of David Jenkins, a director officer and shareholder of the company.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
The following persons are our directors, executive officers and/or key employees:

Name                              Age               Position
----                              ---               --------

David  E.  Jenkins                47                President

     All of our directors and officers are elected annually to serve for one year or until their successors are duly elected and qualified.

     Management's  business experience during the past five years is as follows:

Name                     Position
----                     --------

David  E.  Jenkins       Age 47, Director since November 12, 1999. President and
                         Director of Aurora Gold Corporation from October 1995 to present, President and Director of Patagonia Gold
                         Corporation from June 1997 to present and Director of Eurasia Gold Fields, Inc. from November 1997 to present, Director of Aurora Metals (BVI) Ltd. from May
                         2000  to  present.  President  of  Datalogic  Marketing
                         Corporation  from  1989  to  present.

     During the past five years none of our directors, executive officers, promoters or control persons:

(1) were the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2) were convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3) were subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
(4) were found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.
(5) Our Bylaws and Delaware law permit us to indemnify our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

     None of our officers or directors has received any compensation since inception. Upon completion of this offering, we intend to commence to pay David
E. Jenkins an annual salary of $12,000. We have no employee benefit or stock option plans.


                              PLAN OF DISTRIBUTION

OUR  OFFERING

     We offer the right to subscribe for up to 1,000,000 units at $0.20 per unit. The minimum number of units you can purchase is 1,000. We propose to offer the units directly on an all or none basis with respect to the first 500,000 units and on a best efforts basis with regard to the remaining units. Therefore, 500,000 units must be sold before the offering can be completed. The units will be offered directly by Mr. David Jenkins, our sole officer and director. No compensation will be paid to Mr. Jenkins in connection with the offer and sale of the units.

     Our officers and directors may distribute prospectuses related to this offering. We estimate that approximately 100 Prospectuses will be distributed by our sole officer and director.

     Although we intend to offer the units only through our officers and directors (who will not receive any compensation for their efforts in this regard), we have reserved the right to pay commissions of 10% of the of the proceeds of the units sold to entities which are otherwise qualified and authorized under applicable laws to receive payment of such commissions. The commissions will be paid only to persons who are duly registered broker dealers or to persons outside of the United States who are qualified to receive such payments and not otherwise required to register as a broker/dealer in the United States. As of the date of this prospectus, no broker has been retained by us for the sale of units being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed reflecting the terms and conditions of the arrangement and naming such broker dealer.

     Although our officers and directors are associated persons as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

- They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.
- They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
- They are not an associated person of a broker or dealers at the time of their participation in the sale of our securities.
-    They  will  restrict  their  participation  to  the  following  activities:

     - Preparing any written communication or delivering that communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;
     - Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided however, that the content of those responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and
     - Performing ministerial and clerical work involved in effecting any transaction.

     We registered or qualified the units; unit shares the warrants and the shares issuable upon exercise of the warrants in the following jurisdiction. As a result, purchasers of the units may have difficulty selling their shares should they desire to do so. We presently have qualified sale of the units only in the States of Colorado, Delaware, Florida and New York in the United States, the Provinces of Alberta and Ontario in Canada and the countries of Germany, Spain and the United Kingdom. Purchasers in this offering will generally be limited to reselling the shares in the States of Colorado, Delaware, Florida and New York in the United States, the Provinces of Alberta and Ontario in Canada and the countries of Germany, Spain and the United Kingdom together with other jurisdictions in which our shares may qualify for secondary trading. Purchasers residing in the Provinces of Alberta and Ontario may be subject to an indefinite hold period on the resale of the Units warrants and the underlying shares in those provinces.

     Our officers, directors, and principals of our corporate counsel may, but are not obligated to, purchase units on the same terms and conditions as all other investors. However, any Shares purchased by the Company's officers, directors and principals of corporate client will not be included in determining whether the minimum offering criteria has been satisfied. However, units purchased by our existing stockholders and their affiliates (other than our officers, directors and principals of our corporate counsel) will be included in determining whether the minimum offering criteria has been satisfied. The minimum number of units that our officers, directors and principals of our corporate counsel and/or their affiliates may purchase is 200,000. Purchases of units, if any, by such entities, are for investment purposes and not with an intention to resell such units shortly thereafter.

METHOD  OF  SUBSCRIBING

     You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.20 per share must be paid in cash , check, or wire transfer of funds, bank draft or postal express money order payable in United States dollars to the order of Sierchio & Company, LLP, as Escrow Agent and delivered to Sierchio & Company, LLP, Twenty Fifth Floor, 150 East 58th Street, New York, NY 10155. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

     The funds received from the subscribers will be held by Sierchio & Company, LLP, as escrow agent, in an interest bearing account. If 500,000 units are not sold within 120 days of this Prospectus, which period may be extended for an additional 30 days by us in our sole discretion, the offering will terminate and all funds theretofore received from subscribers will be promptly returned (along with any interest earned thereon), by the Escrow Agent to the subscribers. Once 500,000 units have been sold the Escrow Agent, upon written notice from us of acceptance of the subscriptions, will deliver the funds to us and we will have the transfer agent issue certificates representing the shares and warrants purchased, promptly delivered to the subscriber. Thereafter funds received from the sale of the balance of the Units will be delivered to us on a weekly basis, subject to acceptance of subscriptions and written notice of such acceptance having been delivered to the Escrow Agent.

EXPIRATION  DATE

     This offering will expire 120 days from the date from the date of this prospectus, unless concluded by us on an earlier date, as we may deem appropriate or extended by us for an additional 30 days in our sole discretion and without notice.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 20, 2001 we acquired all the issued and outstanding shares (1,000) of Net Tech Europe, Inc. from Joseph Sierchio for $450.00

     The  Company has issued the following securities during the last two years.

     In November 1999 1,250,000 common shares were subscribed for by J Capital Partners, Limited at a price of $0.005 per common share for aggregate consideration of $6,250. The beneficial owner of J Capital Partners, Limited is David Jenkins, a director and officer of the Company.

     In November 1999 1,250,000 common shares were subscribed for by Riparian Investments, Inc at a price of $0.005 per common share for aggregate consideration of $6,250. The beneficial owner of Riparian Investments, Inc. is Marilyn Jenkins, wife of David Jenkins, a director, officer and shareholder of the Company.

     In July 2000 1,500,000 common shares were subscribed for by David Jenkins, a director, officer and shareholder of the Company at a price of $0.005 per common share for aggregate consideration of $7,500

     Other than the foregoing transactions, there has been no transactions during the last two years, or proposed transactions, to which we are or will be a party in which any of our officers, directors, principal stockholders or any family member of such person had or will have a direct or indirect material interest.


                            DESCRIPTION OF SECURITIES

COMMON  STOCK

     We are authorized to issue 100,000,000 shares of Common Stock of which 4,000,000 were issued and outstanding as of the date of this Registration Statement. Each outstanding share of Common Stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of Common Stock shall have equal rights to dividends from funds legally available therefore, when, and if, declared by our Board of Directors. In the event a dividend payable in Common Stock is declared on shares of Common Stock.

     In the event of liquidation, dissolution or winding up of our affairs, subject to prior repayment of debts, Common Stock, shall be entitled to receive ratably out of our net assets.

     The holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

WARRANTS

     In connection with this offering, we will issue one Series A warrant per unit for a total of up to 1,000,000 warrants. Each Series A warrant may be exercised by the holder thereof to purchase one share of common Stock at an exercise price of $0.40 per share for a period of 12 months from the date of issuance of the warrant. Thereafter, the warrant will expire, become void and of no further force or effect, unless extended in our sole discretion. The warrants are redeemable by us on 30 days notice at a price of $0.001 per warrant. During the redemption period the warrants may still be exercised provided that written notice is received by us on or prior to the last day of the redemption period.

     The warrants contain anti-dilution provisions so as to avoid dilution of the equity interest, which is represented by the underlying common stock upon the occurrence of certain events, such as stock dividends, splits or recapitalization. In the event of our liquidation or dissolution, if any, holders of the warrants will not be entitled to participate in the distributed assets if any, of the Company. Holders of warrants will have no voting, preemptive, liquidation or other rights of a stockholder, and no dividends will be declared on the warrants.


                                  LEGAL MATTERS

     The legality of the securities we are offering by this prospectus will be passed on by Sierchio & Company, LLP 150 East 58th Street, New York, New York 10155, our legal counsel.


                                     EXPERTS

     The financial statements we included herein and in the Registration Statement have been examined by Clancy and Co., P.L.L.C, independent certified public accountants, and are included herein and in the Registration Statement in reliance upon the report of such firm given on there authority as experts in accounting and auditing.


                    WHERE CAN YOU FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2. This prospectus, which is a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Some information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this prospectus to any of our contracts, agreements or other documents, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document. You may review a copy of the Registration Statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or Seven World Trade Center, 13th Floor, New York, New York 10048, or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

          APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
          (A  development  stage  enterprise)

          Consolidated  Financial  Statements
          (EXPRESSED  IN  U.S.  DOLLARS)

          December  31,  2000  and  December  31,  1999



          INDEX
          -----

          Report  of  Independent  Accountants
          Consolidated  Balance  Sheets
          Consolidated  Statement  of  Stockholders'  Equity
          Consolidate  Statements  of  Operations
          Consolidated  Statements  of  Cash  Flows
          Notes  to  Consolidated  Financial  Statements

MOORE  STEPHENS  ELLIS  FOSTER  LTD.
           CHARTERED  ACCOUNTANTS

1650  West  1st  Avenue
Vancouver,  BC  Canada   V6J  1G1
Telephone:  (604)  734-1112  Facsimile:  (604)  714-5916
E-Mail:  generaldelivery@ellisfoster.bc.ca
         ---------------------------------

--------------------------------------------------------------------------------
REPORT  OF  INDEPENDENT  ACCOUNTANTS


TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

We have audited the consolidated balance sheets of Apollo Holdings, Inc. & Subsidiary ("the Company") (a development stage enterprise) as at December 31, 2000 and December 31, 1999, the related consolidated statement of stockholders' equity for the period from November 12, 1999 (inception) to December 31, 2000 and the consolidated statements of operations and cash flows from November 12, 1999 (inception) to December 31, 2000, year ended December 31, 2000 and the period from November 12, 1999 (inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and December 1, 1999 and the results of its operations and cash flows for the period from November 12, 1999 (inception) to December 31, 2000, year ended December 31, 2000 and the period from November 12, 1999 (inception) to December 31, 1999 in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver,  Canada                     "MOORE  STEPHENS  ELLIS  FOSTER  LTD."
February  9,  2001                            Chartered  Accountants


--------------------------------------------------------------------------------
                                      F-2

MS An independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America. Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Consolidated  Balance  Sheets
December  31,  2000  and  December  31,  1999
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------
                                                                 2000       1999
--------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash and cash equivalents                                    $11,000   $12,500
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                           $11,000   $12,500
================================================================================
CONTINUED OPERATIONS (Note 1)

STOCKHOLDERS' EQUITY

SHARE CAPITAL
  Authorized:
    50,000,000 common shares with a par value of
               $0.001 per share
  Issued and outstanding:
    4,000,000 common shares (1999 - 2,500,000)                 $20,000   $12,500

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                (9,000)        -
--------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                     $11,000   $12,500
================================================================================

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART OF THESE FINANCIAL STATEMENTS.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Consolidated  Statement  of  Stockholders'  Equity
For  the  period  from  November 12, 1999 (inception) to December 31, 2000
(EXPRESSED  IN  US  DOLLARS)
-------------------------------------------------------------------------------------------
                                                                        Deficit
                                                                      accumulated   Total
                                        Common stock     Additional      during     Stock-
                                 ----------------------   paid-in    development   holders'
                                    Shares      Amount    capital       stage       equity
-------------------------------------------------------------------------------------------

Issuance of common stock
  for cash on November 17, 1999     2,500,000  $  2,500  $   10,000  $         -   $12,500

Net (loss) for the period                   -         -           -            -         -
-------------------------------------------------------------------------------------------
BALANCE, December 31, 1999          2,500,000     2,500      10,000            -    12,500

Issuance of common stock
  for cash on July 31, 2000         1,500,000     1,500       6,000            -     7,500

Net (loss) for the year                     -         -           -       (9,000)   (9,000)
-------------------------------------------------------------------------------------------
BALANCE, December 31, 2000          4,000,000  $  4,000  $   16,000  $    (9,000)  $11,000
===========================================================================================

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART OF THESE FINANCIAL STATEMENTS.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Consolidated  Statement  of  Operations
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------------
                                           November 12                     November 12
                                      1999 (inception)         Year   1999 (inception)
                                                   to         Ended                 to
                                          December 31   December 31        December 31
                                                 2000          2000               1999
--------------------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Professional fees - legal           $         1,500   $     1,500   $              -
  Salaries                                      7,500         7,500                  -
--------------------------------------------------------------------------------------
NET (LOSS) FOR THE PERIOD                      (9,000)       (9,000)  $              -
======================================================================================
(LOSS) PER SHARE, basic and diluted   $             -   $     (0.00)  $              -
======================================================================================
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                         -     3,128,767          2,244,898
======================================================================================

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART OF THESE FINANCIAL STATEMENTS.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Consolidated  Statements  of  Cash  Flows
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------------------------
                                                       November 12                     November 12
                                                  1999 (inception)         Year   1999 (inception)
                                                                to        Ended                 to
                                                       December 31  December 31        December 31
                                                              2000         2000               1999
--------------------------------------------------------------------------------------------------
CASH FLOWS (USED IN) OPERATING ACTIVITIES
  Net (loss) for the period                       $        (9,000)  $   (9,000)  $              -

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                   20,000        7,500             12,500
-------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           11,000       (1,500)            12,500

CASH AND CASH EQUIVALENTS, beginning of period                  -       12,500                  -
-------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period          $        11,000   $   11,000   $         12,500
=================================================================================================

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL  PART OF THESE FINANCIAL STATEMENTS.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Notes  to  Consolidated  Financial  Statements
December  31,  2000  and  December  31,  1999
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

1.   INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

     The Company was formed on November 12, 1999 under the laws of the State of Delaware.

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred recurring operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

     The  Company  has  not  generated  any  operating  revenues  to  date.

2.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Basis  of  Consolidation

          These consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, include the accounts of the parent company and its wholly owned subsidiary, Net Tech Europe Inc. Significant inter-company accounts and transactions have been eliminated.

     (b)  Cash  and  Cash  Equivalents

          Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at December 31, 2000 and December 31, 1999, cash and cash equivalents consist of cash only.

     (c)  Accounting  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Notes  to  Consolidated  Financial  Statements
December  31,  2000  and  December  31,  1999
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (d)  Advertising  Expenses

          The Company expenses advertising costs as incurred. There were no advertising expenses incurred by the Company for the periods ended December 31, 2000 and December 31, 1999.

     (e)  Loss  Per  Share

          Loss per share is computed using the weighted average number of shares outstanding during the period. Effective for the year ended December 31, 1999, the Company adopted SFAS No. 128, "Earnings Per Share".

     (f)  Concentration  of  Credit  Risk

          The Company places its cash and cash equivalents with high credit quality financial institutions. As of December 31, 2000 the Company had no balance in a bank beyond insured limits.

     (g)  Foreign  Currency  Transactions

          The Company maintains its accounting records in U.S. Dollars. At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated into U.S. dollars by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

     (h)  Fair  Value  of  Financial  Instruments

          The respective carrying value of cash approximated its fair value due to its short-term nature. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Notes  to  Consolidated  Financial  Statements
December  31,  2000  and  December  31,  1999
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (i)  Income  Taxes

          The Company has adopted Statement of Financial Accounting Standards (SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (j)  New  Accounting  Pronouncements

          In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

          Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2001 to affect its financial statements.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Notes  to  Consolidated  Financial  Statements
December  31,  2000  and  December  31,  1999
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

3.   INCOME  TAXES

     As at December 31, 2000, the Company has estimated net operating losses carryforward for tax purposes of $9,000. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

     The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

         --------------------------------------------
                                                2000
         --------------------------------------------
         Tax  loss  carry  forwards         $  3,100
         Valuation  allowance                 (3,100)
         --------------------------------------------
                                            $      -

                                    PART  II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers

     Except as hereinafter set forth there is no charter provision, bylaw, contract, arrangement or statute under which any of our officers or directors are insured or indemnified in any manner against any liability which he may incur in his capacity as such.


Item  25.  Other  Expenses  of  Issuance  and  Distribution

     The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities  and  Exchange  Commission  Registration  Fee     $  ------
 Accounting  Fees  and  Expenses                             $  ------
Edgar  Filing  Fees                                          $  ------
Printing  Fees                                               $  ------
Legal  Fees  and  Expenses                                   $  ------
Miscellaneous                                                $  ------
     Total                                                   $  ------


Item  26.  Recent  Sales  of  Unregistered  Securities

     Since inception we have sold securities in the manner set forth below without registration under Securities Act of 1933, as amended (the "Act").

          In  November  1999  1,250,000  common  shares were subscribed for by J
     Capital Partners, Limited at a price of $0.005 per common share for aggregate consideration of $6,250. The beneficial owner of J Capital Partners, Limited is David Jenkins, a director and officer of the Company.

          In November 1999 1,250,000 common shares were subscribed for by Riparian Investments, Inc at a price of $0.005 per common share for aggregate consideration of $6,250. The beneficial owner of Riparian Investments, Inc. is Marilyn Jenkins, wife of David Jenkins, a director, officer and shareholder of the Company.

          In July 2000 1,500,000 common shares were subscribed for by David Jenkins, a director, officer and shareholder of the Company at a price of $0.005 per common share for aggregate consideration of $7,500

Item  27.  Exhibits

     The following Exhibits are either attached hereto, incorporated herein by reference or will be filed by amendment:

     (2)  INDEX  TO  EXHIBITS

            3.1  Certificate  of  Incorporation,

            3.2  By-Laws,

           21.1  List  of  Subsidiaries  of  the  Registrant,


Item  28.  UNDERTAKINGS

     (A)  The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

                    Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (C) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on April 4, 2001.



Date:  April  4,  2001          By:  /s/  David  Jenkins
       ---------------               -------------------

                                     David Jenkins, President, Chief financial
                                     Officer  and  Director